Redfin Reports Third Quarter 2022 Financial Results

SEATTLE - November 9, 2022 - Redfin Corporation (NASDAQ: RDFN) today announced results for its third quarter ended September 30, 2022.

Third Quarter 2022
Third quarter revenue was $600.5 million, an increase of 11% compared to the third quarter of 2021. Gross profit was $58.1 million, a decrease of 54% year-over-year. Real estate services gross profit was $54.9 million, a decrease of 43% year-over-year, and real estate services gross margin was 26%, compared to 37% in the third quarter of 2021.

Net loss was $90.2 million, compared to a net loss of $18.9 million in the third quarter of 2021. Net loss attributable to common stock was $90.5 million. Net loss per share attributable to common stock, diluted, was $0.83, compared to net loss per share, diluted, of $0.20 in the third quarter of 2021.

Adjusted EBITDA loss was $51.0 million, compared to adjusted EBITDA income of $11.8 million in the third quarter of 2021.

“Laying off 862 colleagues and friends is heartbreaking,” said Redfin CEO Glenn Kelman. “But I feel relief about closing RedfinNow with relatively low losses. We’re profoundly grateful for the dazzling entrepreneurs who built that business on a knife’s edge, but its appeal to consumers has waned as the market turned. Home prices will at some point stabilize but the cost of capital isn’t going back to 2021 levels any time soon, and this is a major why RedfinNow offers had already gotten so low. Redfin will have more cash and sell more properties by focusing on growth in our online audience, low fees, and better brokerage, mortgage and title service. Already, our share of real estate traffic and home sales is increasing. Loyalty sales and the rate at which Redfin customers stuck with us for a sale also both increased in the third quarter, as did mortgage and title attach rates. The year after we bought it in bankruptcy, our Rent business is growing instead of declining. Housing companies are in the jungle now, but Redfin has been there before and come out stronger. We’ll generate adjusted EBITDA in 2023 and net income in 2024.”

Third Quarter Highlights
•Reached market share of 0.80% of U.S. existing home sales by units in the third quarter of 2022, an increase of 2 basis points from the third quarter of 2021.
•Redfin’s mobile apps and website reached more than 51 million average monthly users in the third quarter, an increase of 3% compared to the third quarter of 2021.
•Brought Redfin agent service to Hilton Head, South Carolina and expanded listing coverage to a total of 96% of the U.S. population.
•Streamlined Redfin Concierge service with a simpler pricing model that helps customers fix up their home to sell for top dollar. In our pilot markets, adoption in homes valued at more than $500,000 grew from 6.8% in the first quarter of 2022 to 24.0% in the third quarter.
•Increased representation of underrepresented racial or ethnic groups in senior leadership to 13% in the third quarter of 2022 from 10% in the prior year. Focused internal DEI resources on educating agents about the needs of Hispanic and Latinx homebuyers and better equipping them to serve customers with limited English proficiency.

•Significant sequential step-up in mortgage cross-selling with 17% attach rates for the third quarter compared to 8% in the second quarter of 2022.
•Delivered software to improve the customers experience and employee productivity:
◦Added down payment assistance information to U.S. for-sale home listings, making it easier for consumers to discover assistance programs they may qualify for in order to make home ownership more affordable.
◦Added transit data to listing pages, showing renters and buyers the stops that serve each home.
◦Introduced a low-code tool that allows product teams and marketers to launch new Redfin.com resources quickly and easily.
◦Newly designed listing pages on Android, which increased buy-side contacts by more than 9% and scheduled tours by more than 8%.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of November 9, 2022, and are subject to substantial uncertainty.

For the fourth quarter of 2022 we expect:
•Total revenue between $430 million and $459 million, representing a year-over-year decline between (33)% and (29)% compared to the fourth quarter of 2021. Included within total revenue are real estate services segment revenue between $136 million and $144 million, properties segment revenue between $220 million and $240 million, rentals revenue between $39 million and $40 million and mortgage revenue between $29 million and $32 million.
•Total net loss is expected to be between $134 million and $118 million, compared to net loss of $27 million in the fourth quarter of 2021. This guidance includes approximately $25 million in total marketing expenses, $17 million of stock-based compensation, $18 million of depreciation and amortization, $23 million to $21 million in restructuring expenses, and $5 million to $4 million of net interest expense. Adjusted EBITDA loss is expected to be between $71 million and $58 million. Furthermore, we expect to pay a quarterly dividend of 30,640 shares of common stock to our preferred stockholder.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for at least three months following the conference call.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including our future operating results, as described under Business Outlook. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our annual report for the year ended December 31, 2021, as supplemented by our quarterly report for the quarter ended September 30, 2022, both of which are available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measure
To supplement our consolidated financial statements that are prepared and presented in accordance with GAAP, we also compute and present adjusted EBITDA, which is a non-GAAP financial measure. We believe adjusted EBITDA is useful for investors because it enhances period-to-period comparability of our financial statements on a consistent basis and provides investors with useful insight into the underlying trends of the business. The presentation of this financial measure is not intended to be considered in isolation or as a substitute of, or superior to, our financial information prepared and presented in accordance with GAAP. Our calculation of adjusted EBITDA may be different from adjusted EBITDA or similar non-GAAP financial measures used by other companies, limiting its usefulness for comparison purposes. Our adjusted EBITDA, on a consolidated basis and for each reportable segment, for the three months ended September 30, 2022 and 2021 is presented below, along with a reconciliation of adjusted EBITDA to net loss. The reconciliation of adjusted EBITDA to net loss for the three months ended September 30, 2022 is also below.

About Redfin
Redfin (www.redfin.com) is a technology-powered real estate company. We help people find a place to live with brokerage, rentals, lending, title insurance, and renovations services. We sell homes for more money and charge half the fee. We also run the country's #1 real estate brokerage site. Our home-buying customers see homes first with on-demand tours, and our lending and title services help them close quickly. Customers selling a home can have our renovations crew fix up their home to sell for top dollar. Our rentals business empowers millions nationwide to find apartments and houses for rent. Since launching in 2006, we've saved customers more than $1 billion in commissions. We serve more than 100 markets across the U.S. and Canada and employ over 5,000 people.

Redfin-F

Contacts

Investor Relations
Meg Nunnally, 206-576-8610
ir@redfin.com

Public Relations
Mariam Sughayer, 206-876-1322
press@redfin.com

Redfin Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts, unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$359,724	$591,003
Restricted cash	43,992	127,278
Short-term investments	110,316	33,737
Accounts receivable, net of allowances for credit losses of $1,979 and $1,298	96,343	69,594
Inventory	301,231	358,221
Loans held for sale	256,339	35,759
Prepaid expenses	27,361	22,948
Other current assets	26,738	7,524
Total current assets	1,222,044	1,246,064
Property and equipment, net	59,238	58,671
Right-of-use assets, net	45,647	54,200
Mortgage servicing rights, at fair value	36,914	—
Long-term investments	41,677	54,828
Goodwill	461,349	409,382
Intangible assets, net	172,019	185,929
Other assets, noncurrent	12,054	12,898
Total assets	$2,050,942	$2,021,972
Liabilities, mezzanine equity, and stockholders' equity
Current liabilities
Accounts payable	$12,422	$12,546
Accrued and other liabilities	133,885	118,122
Warehouse credit facilities	252,529	33,043
Secured revolving credit facility	202,416	199,781
Convertible senior notes, net	23,393	23,280
Lease liabilities	21,094	15,040
Total current liabilities	645,739	401,812
Lease liabilities, noncurrent	39,803	55,222
Convertible senior notes, net, noncurrent	1,217,768	1,214,017
Deferred tax liabilities	344	1,201
Total liabilities	1,903,654	1,672,252
Series A convertible preferred stock—par value $0.001 per share; 10,000,000 shares authorized; 40,000 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	39,902	39,868
Stockholders’ equity
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 108,716,990 and 106,308,767 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	109	106
Additional paid-in capital	739,689	682,084
Accumulated other comprehensive loss	(1,051)	(174)
Accumulated deficit	(631,361)	(372,164)
Total stockholders’ equity	107,386	309,852
Total liabilities, mezzanine equity, and stockholders’ equity	$2,050,942	$2,021,972

Redfin Corporation and Subsidiaries
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Service	$300,854	$301,657	$862,756	$776,120
Product	299,663	238,417	942,022	503,588
Total revenue	600,517	540,074	1,804,778	1,279,708
Cost of revenue(1)
Service	210,189	174,267	608,884	486,880
Product	332,251	238,505	947,277	497,032
Total cost of revenue	542,440	412,772	1,556,161	983,912
Gross profit	58,077	127,302	248,617	295,796
Operating expenses
Technology and development(1)	48,063	43,658	149,209	112,824
Marketing(1)	33,748	49,143	133,832	116,343
General and administrative(1)	61,005	54,395	191,704	151,352
Restructuring and reorganization	284	—	18,670	—
Total operating expenses	143,100	147,196	493,415	380,519
Loss from operations	(85,023)	(19,894)	(244,798)	(84,723)
Interest income	1,174	178	1,948	472
Interest expense	(5,359)	(3,672)	(12,841)	(7,822)
Income tax (expense) benefit	(132)	311	(425)	5,363
Other (expense) income, net	(905)	4,128	(3,081)	4,099
Net loss	$(90,245)	$(18,949)	$(259,197)	$(82,611)
Dividends on convertible preferred stock	(272)	(1,662)	(1,416)	(5,875)
Net loss attributable to common stock—basic and diluted	$(90,517)	$(20,611)	$(260,613)	$(88,486)
Net loss per share attributable to common stock—basic and diluted	$(0.83)	$(0.20)	$(2.42)	$(0.85)
Weighted-average shares to compute net loss per share attributable to common stock—basic and diluted	108,618,491	105,144,872	107,566,894	104,327,614

Net loss	$(90,245)	$(18,949)	$(259,197)	$(82,611)
Other comprehensive income
Foreign currency translation adjustments	27	3	65	3
Unrealized gain on available-for-sale debt securities	34	27	812	161
Comprehensive loss	$(90,184)	$(18,919)	$(258,320)	$(82,447)

(1) Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of revenue	$4,387	$3,283	$11,644	$10,019
Technology and development	7,371	5,455	23,036	16,987
Marketing	1,028	537	3,024	1,615
General and administrative	5,284	3,835	13,968	10,817
Total	$18,070	$13,110	$51,672	$39,438

Redfin Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Nine Months Ended September 30,
	2022	2021
Operating Activities
Net loss	$(259,197)	$(82,611)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	47,438	32,303
Stock-based compensation	51,672	39,438
Amortization of debt discount and issuance costs	4,358	3,583
Non-cash lease expense	11,313	8,510
Impairment costs	913	—
Net loss on IRLCs, forward sales commitments, and loans held for sale	4,228	342
Change in fair value of mortgage servicing rights, net	(1,472)
Other	3,254	(3,847)
Change in assets and liabilities:
Accounts receivable, net	(17,052)	(29,487)
Inventory	56,990	(385,986)
Prepaid expenses and other assets	(2,721)	(9,532)
Accounts payable	(1,875)	616
Accrued and other liabilities, deferred tax liabilities, and payroll tax liabilities, noncurrent	(24,202)	23,011
Lease liabilities	(12,435)	(9,644)
Origination of mortgage servicing rights	(2,774)	—
Proceeds from sale of mortgage servicing rights	1,314	—
Origination of loans held for sale	(3,091,099)	(745,703)
Proceeds from sale of loans originated as held for sale	3,082,858	744,886
Net cash used in operating activities	(148,489)	(414,121)
Investing activities
Purchases of property and equipment	(17,496)	(20,575)
Purchases of investments	(145,273)	(129,277)
Sales of investments	12,946	98,687
Maturities of investments	66,055	96,303
Cash paid for acquisition, net of cash, cash equivalents, and restricted cash acquired	(97,341)	(608,000)
Net cash used in investing activities	(181,109)	(562,862)
Financing activities
Proceeds from the issuance of common stock pursuant to employee equity plans	9,679	14,194
Tax payments related to net share settlements on restricted stock units	(6,650)	(21,088)
Borrowings from warehouse credit facilities	3,080,606	710,535
Repayments to warehouse credit facilities	(3,069,728)	(709,739)
Borrowings from secured revolving credit facility	552,051	431,717
Repayments to secured revolving credit facility	(549,416)	(256,039)
Proceeds from issuance of convertible senior notes, net of issuance costs	—	561,529
Purchases of capped calls related to convertible senior notes	—	(62,647)
Payments for repurchases and conversions of convertible senior notes	—	(2,159)
Other financing payables	—	3,161
Principal payments under finance lease obligations	(680)	(567)
Cash paid for secured revolving credit facility issuance costs	(764)	(485)
Net cash provided by financing activities	15,098	668,412
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(65)	(3)
Net change in cash, cash equivalents, and restricted cash	(314,565)	(308,574)
Cash, cash equivalents, and restricted cash:
Beginning of period	718,281	945,820
End of period	$403,716	$637,246

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended
	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sep. 30 2020
Monthly average visitors (in thousands)	50,785	52,698	51,287	44,665	49,147	48,437	46,202	44,135	49,258
Real estate services transactions
Brokerage	18,245	20,565	15,001	19,428	21,929	21,006	14,317	16,951	18,980
Partner	3,507	3,983	3,417	4,603	4,755	4,597	3,944	4,940	5,180
Total	21,752	24,548	18,418	24,031	26,684	25,603	18,261	21,891	24,160
Real estate services revenue per transaction
Brokerage	$11,103	$11,692	$11,191	$10,900	$11,107	$11,307	$10,927	$10,751	$10,241
Partner	2,556	2,851	2,814	2,819	2,990	3,195	3,084	3,123	2,988
Aggregate	9,725	10,258	9,637	9,352	9,661	9,850	9,233	9,030	8,686
U.S. market share by units(1)	0.80%	0.82%	0.79%	0.78%	0.78%	0.77%	0.75%	0.68%	0.70%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	58%	59%	57%	61%	62%	64%	62%	63%	63%
Average number of lead agents	2,293	2,640	2,750	2,485	2,370	2,456	2,277	1,981	1,820
RedfinNow homes sold	530	423	617	600	388	292	171	83	37
Revenue per RedfinNow home sold (in ones)	$550,903	$604,120	$608,851	$622,519	$599,963	$571,670	$525,765	$471,895	$504,730
Mortgage originations by dollars (in millions)	$1,557	$1,565	$159	$242	$258	$261	$227	$206	$185
Mortgage originations by units (in ones)	3,720	3,860	414	591	671	749	632	570	539
(1) Prior to the second quarter of 2022, we reported our U.S. market share based on the aggregate home value of our real estate services transactions, relative to the aggregate value of all U.S. home sales, which we computed based on the mean sale price of U.S. homes provided by the National Association of REALTORS® (“NAR”). Beginning in the second quarter of 2022, NAR (1) revised its methodology of computing the mean sale price, (2) restated its previously reported mean sale price beginning from January 2020 (and indicated that previously reported mean sale price prior to January 2020 is not comparable), and (3) discontinued publication of the mean sale price as part of its primary data set. Due to these changes, as of the second quarter of 2022, we report our U.S. market share based on the number of homes sold, rather than the dollar value of homes sold. Our market share by number of homes sold has historically been lower than our market share by dollar value of homes sold.

Supplemental Financial Information
Segment Reporting and Reconciliation of Adjusted EBITDA to Net Income (Loss)
(unaudited, in thousands)

	Three Months Ended September 30, 2022
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Revenue	$211,540	$299,663	$38,686	$48,469	$7,079	$(4,920)	$600,517
Cost of revenue	156,632	332,251	8,676	43,783	6,018	(4,920)	542,440
Gross profit	54,908	(32,588)	30,010	4,686	1,061	—	58,077
Operating expenses
Technology and development	25,709	4,728	15,385	985	751	505	48,063
Marketing	18,772	506	12,678	1,653	48	91	33,748
General and administrative	20,244	3,029	22,722	7,073	784	7,153	61,005
Restructuring and reorganization	—	—	—	—	—	284	284
Total operating expenses	64,725	8,263	50,785	9,711	1,583	8,033	143,100
Loss from operations	(9,817)	(40,851)	(20,775)	(5,025)	(522)	(8,033)	(85,023)
Interest income, interest expense, income tax expense, and other expense, net	—	(2,814)	397	(129)	40	(2,716)	(5,222)
Net loss	$(9,817)	$(43,665)	$(20,378)	$(5,154)	$(482)	$(10,749)	$(90,245)

	Three Months Ended September 30, 2022
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Net loss	$(9,817)	$(43,665)	$(20,378)	$(5,154)	$(482)	$(10,749)	$(90,245)
Interest income(1)	—	(330)	—	(4,049)	(42)	(786)	(5,207)
Interest expense(2)	—	3,140	—	3,364	—	2,215	8,719
Income tax expense	—	—	(355)	141	—	346	132
Depreciation and amortization	4,388	642	9,683	1,053	241	291	16,298
Stock-based compensation(3)	9,834	1,646	3,632	1,209	341	1,408	18,070
Acquisition-related costs(4)	—	—	—	—	—	13	13
Restructuring and reorganization(5)	—	—	—	—	—	284	284
Impairment(6)	—	—	—	—	—	913	913
Adjusted EBITDA	$4,405	$(38,567)	$(7,418)	$(3,436)	$58	$(6,065)	$(51,023)

(1) Interest income includes $4.0 million of interest income related to originated mortgage loans for the three months ended September 30, 2022.
(2) Interest expense includes $3.4 million of interest expense related to our warehouse credit facilities for the three months ended September 30, 2022.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program. See Note 12 to our consolidated financial statements for more information.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities from our acquisitions of Bay Equity and Rent., and from our June 2022 workforce reduction.
(6) Impairment consists of an impairment loss due to subleasing one of our operating leases.

	Three Months Ended September 30, 2021
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Revenue	$257,795	$238,417	$40,406	$5,013	$3,193	$(4,750)	$540,074
Cost of revenue	161,449	238,397	7,395	6,705	3,576	(4,750)	412,772
Gross profit	96,346	20	33,011	(1,692)	(383)	—	127,302
Operating expenses
Technology and development	20,732	3,602	13,849	2,910	586	1,979	43,658
Marketing	33,894	645	14,113	149	42	300	49,143
General and administrative	18,383	2,258	23,264	2,334	533	7,623	54,395
Total operating expenses	73,009	6,505	51,226	5,393	1,161	9,902	147,196
Income (loss) from operations	23,337	(6,485)	(18,215)	(7,085)	(1,544)	(9,902)	(19,894)
Interest income, interest expense, income tax expense, and other expense, net	(56)	(1,456)	311	1	1	2,144	945
Net income (loss)	$23,281	$(7,941)	$(17,904)	$(7,084)	$(1,543)	$(7,758)	$(18,949)

	Three Months Ended September 30, 2021
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Net income (loss)	$23,281	$(7,941)	$(17,904)	$(7,084)	$(1,543)	$(7,758)	$(18,949)
Interest income(1)	—	(1)	—	(402)	(1)	(176)	(580)
Interest expense(2)	—	1,456	—	399	—	2,216	4,071
Income tax expense	—	—	(311)	—	—	—	(311)
Depreciation and amortization	3,470	530	9,189	427	181	488	14,285
Stock-based compensation(3)	8,138	1,312	143	721	167	2,629	13,110
Acquisition-related costs(4)	—	—	—	—	—	202	202
Restructuring and reorganization(5)	—	—	—	—	—	—	—
Adjusted EBITDA	$34,889	$(4,644)	$(8,883)	$(5,939)	$(1,196)	$(2,399)	$11,828

(1) Interest income includes $0.4 million of interest income related to originated mortgage loans for the three months ended September 30, 2021.
(2) Interest expense includes $0.4 million of interest expense related to our warehouse credit facilities for the three months ended September 30, 2021.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program. See Note 12 to our consolidated financial statements for more information.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities from our acquisitions of Bay Equity and Rent., and from our June 2022 workforce reduction.

	Nine Months Ended September 30, 2022
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Revenue	$640,835	$942,022	$114,979	$104,484	$17,341	$(14,883)	$1,804,778
Cost of revenue	488,114	946,955	23,769	95,616	16,590	(14,883)	1,556,161
Gross profit	152,721	(4,933)	91,210	8,868	751	—	248,617
Operating expenses
Technology and development	80,144	13,531	44,539	5,236	2,975	2,784	149,209
Marketing	90,380	2,480	36,806	3,525	173	468	133,832
General and administrative	67,578	9,064	68,738	18,047	2,346	25,931	191,704
Restructuring and reorganization	—	—	—	—	—	18,670	18,670
Total operating expenses	238,102	25,075	150,083	26,808	5,494	47,853	493,415
Loss from operations	(85,381)	(30,008)	(58,873)	(17,940)	(4,743)	(47,853)	(244,798)
Interest income, interest expense, income tax expense, and other expense, net	(123)	(5,682)	1,098	(164)	51	(9,579)	(14,399)
Net loss	$(85,504)	$(35,690)	$(57,775)	$(18,104)	$(4,692)	$(57,432)	$(259,197)

	Nine Months Ended September 30, 2022
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Net loss	$(85,504)	$(35,690)	$(57,775)	$(18,104)	$(4,692)	$(57,432)	$(259,197)
Interest income(1)	—	(514)	(1)	(7,296)	(55)	(1,361)	(9,227)
Interest expense(2)	—	6,192	—	5,599	—	6,642	18,433
Income tax expense	—	—	(789)	174	—	1,040	425
Depreciation and amortization	12,957	1,783	28,550	2,425	814	909	47,438
Stock-based compensation(3)	29,644	4,710	8,611	2,590	1,151	4,966	51,672
Acquisition-related costs(4)	—	—	—	—	—	2,437	2,437
Restructuring and reorganization(5)	—	—	—	—	—	18,670	18,670
Impairment(6)	—	—	—	—	—	913	913
Adjusted EBITDA	$(42,903)	$(23,519)	$(21,404)	$(14,612)	$(2,782)	$(23,216)	$(128,436)

(1) Interest income includes $7.3 million of interest income related to originated mortgage loans for the nine months ended September 30, 2022.
(2) Interest expense includes $5.6 million of interest expense related to our warehouse credit facilities for the nine months ended September 30, 2022.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program. See Note 12 to our consolidated financial statements for more information.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities from our acquisitions of Bay Equity and Rent., and from our June 2022 workforce reduction.
(6) Impairment consists of an impairment loss due to subleasing one of our operating leases.

	Nine Months Ended September 30, 2021
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Revenue	$678,602	$503,588	$82,954	$15,823	$10,261	$(11,520)	$1,279,708
Cost of revenue	453,790	496,948	14,965	19,406	10,323	(11,520)	983,912
Gross profit	224,812	6,640	67,989	(3,583)	(62)	—	295,796
Operating expenses
Technology and development	60,862	9,512	27,616	7,814	1,538	5,482	112,824
Marketing	86,823	1,423	26,724	413	105	855	116,343
General and administrative	60,813	6,765	46,413	5,686	1,466	30,209	151,352
Total operating expenses	208,498	17,700	100,753	13,913	3,109	36,546	380,519
Loss from operations	16,314	(11,060)	(32,764)	(17,496)	(3,171)	(36,546)	(84,723)
Interest income, interest expense, income tax expense, and other expense, net	(87)	(2,538)	523	2	2	4,210	2,112
Net loss	$16,227	$(13,598)	$(32,241)	$(17,494)	$(3,169)	$(32,336)	$(82,611)

	Nine Months Ended September 30, 2021
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Net loss	$16,227	$(13,598)	$(32,241)	$(17,494)	$(3,169)	$(32,336)	$(82,611)
Interest income(1)	—	(8)	—	(1,174)	(2)	(459)	(1,643)
Interest expense(2)	—	2,546	—	1,235	—	5,277	9,058
Income tax expense	—	—	(523)	—	—	(4,840)	(5,363)
Depreciation and amortization	9,700	1,333	18,299	1,019	514	1,438	32,303
Stock-based compensation(3)	25,699	3,686	317	2,165	508	7,063	39,438
Acquisition-related costs(4)	—	—	—	—	—	7,925	7,925
Restructuring and reorganization(5)	—	—	—	—	—	—	—
Adjusted EBITDA	$51,626	$(6,041)	$(14,148)	$(14,249)	$(2,149)	$(15,932)	$(893)

(1) Interest income includes $1.2 million of interest income related to originated mortgage loans for the nine months ended September 30, 2021.
(2) Interest expense includes $1.2 million of interest expense related to our warehouse credit facilities for the nine months ended September 30, 2021.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program. See Note 12 to our consolidated financial statements for more information.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities from our acquisitions of Bay Equity and Rent., and from our June 2022 workforce reduction.

Reconciliation of Adjusted EBITDA Guidance to Net Loss Guidance
(unaudited, in millions)

	Three Months Ended December 31, 2022
	Low	High
Net loss	$(134)	$(118)
Net interest expense	5	4
Income tax expense	—	—
Depreciation and amortization	18	18
Stock-based compensation	17	17
Acquisition-related costs	—	—
Restructuring and reorganization	23	21
Adjusted EBITDA	$(71)	$(58)

Note: Figures may not sum due to rounding.